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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K/A



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ITEM 4 - May 30, 2001
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               (Date of Report: Date of earliest event reported)


                         LEXON TECHNOLOGIES, INC.

      (Exact name of registrant as specified in its charter)


          Delaware                   0-24721             87-0502701
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              1401 Brook Drive, Downers Grove, Illinois 60515
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (630)916-6196
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          ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The Company is hereby amending its current report on Form 8-K, filed August 1, 2001, to include the following additional information regarding a change in the Company's certifying accountant.

     The Company's Board of Directors did not approve a change of certifying accountant. On May 30, 2001, the Company's auditors, Hutton Nelson & McDonald, LLP, ("HN & M") sent the Company a termination notice resigning as the Company's certifying accountant due to non payment of fees.

     During the Company's two most recent fiscal years and the interim period preceding HN & M's resignation on May 30, 2001, the Company has had no disagreement with HN & M on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of HN & M, would have caused it to make reference to the subject matter of such disagreement in connection with its reports.

     HN & M's report on the financial statements for the fiscal years ended December 31, 1999 and 1998 did not contain any adverse opinions or disclaimers of opinion or qualify or modify an opinion as to uncertainty, audit scope, or accounting principles. The Company has not filed audited financial statements for the year ended December 31, 2000.

     The Company has requested that HN & M review the foregoing disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. HN & M's letter is included as an exhibit to this amended report on Form 8-K/A.

                           ITEM 7. EXHIBITS

     The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                         Location
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16          16.03       Letter from Hutton Nelson & McDonald     This filing
                        Relating to this amended filing

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


LEXON TECHNOLOGIES, INC.

Date: August 3, 2001

/S/Kenneth J. Eaken, President and Chief Executive Officer